U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

TRIBUS ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Washington	000-55799	82-1104757

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

155 Haas Drive Englewood, OH	45322
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 992-4743

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The attached share exchange agreement was signed on February 5, 2021 whereby Juan Ayala exchanged all of his Class A Preferred Stock for Class B Preferred Stock.

Under the terms, Ayala did sell, convey, transfer and assign to Tribus, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and Tribus will purchase and accept from Ayala, six million, six hundred sixty six thousand, sixty hundred, and sixty six (6,666,666) Class A Preferred Shares of Tribus, and (ii) in exchange for the transfer of the Class A Preferred Shares from Ayala, Tribus will sell, convey, transfer and assign to Ayala, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and Ayala will purchase and accept from Tribus, one hundred seventy five thousand (175,000) Class B Preferred Shares of Tribus

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS

Pursuant to the above referenced shares exchange agreement, Juan Ayala also resigned as director and officer of Tribus.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

a.	None.

b.	Exhibits

 (10.1) Share Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Tribus Enterprises, Inc.

Dated: February 8, 2021

/s/ Kendall Bertagnole
Kendall Bertagnole
Chief Executive Officer

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